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                                                                     EXHIBIT 5.1

                               September 28, 2001


Molecular Diagnostics, Inc.
414 North Orleans Street
Suite 510
Chicago, Illinois 60610

                  Re:      MOLECULAR DIAGNOSTICS, INC.

Ladies and Gentlemen:

         We have acted as counsel to Molecular Diagnostics, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which the Company is registering 34,969,124 shares of the Company's common stock, par value $0.001 per share (the "Common Stock") for resale to the public. The Common Stock, if and when sold, will be sold by certain shareholders of the Company. This opinion is being rendered in connection with the filing of the Registration Statement.

         In connection with the foregoing, we have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination it is our opinion that, when the Registration Statement has become effective under the Securities Act, and when the Common Stock included therein has been qualified as required under the laws of those jurisdictions in which they are to be issued and when the Common Stock included therein has been sold, issued and paid for in the manner described in the Registration Statement, the shares of Common Stock subject to the Registration Statement will have been validly issued and will be fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.


                                           Very truly yours,


                                                   /s/ ROBERT J. MINKUS
                                           -----------------------------------
                                                    Robert J. Minkus